-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                             63-0574085
(State or other jurisdiction of  420 NORTH 20TH STREET    (I.R.S. Employer
incorporation or organization) BIRMINGHAM, ALABAMA 35203  Identification No.)

                                 (205) 254-5000
                        (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

                             JOHN D. BUCHANAN, ESQ.
                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000
                        (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

      The Commission is requested to send copies of all communications to:
                               PAUL S. WARE, ESQ.
                         BRADLEY ARANT ROSE & WHITE LLP
                           2001 PARK PLACE, SUITE 1400
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective by the Securities and Exchange Commission.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE
========================================================================================================================

                                                        Proposed
                                                         maximum         Proposed maximum
                                      Amount to be   aggregate price  aggregate offering price Amount of registration
Title of shares to be registered       registered      per unit (*)             (*)                     fee
--------------------------------     --------------  ---------------  ------------------------ ----------------------
Common Stock, par value of
$2.50 per share                      800,000 shares      $ 37.156          $ 29,725,200              $ 8,263.61

Rights to Purchase Series A Junior
Participating Preferred Stock        355,556(1)
===============================      ==============  ================ =======================  ======================

(*) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee.
(1) Represents 4/9ths of a Right issued in respect of each share of Common Stock issued.
                              ---------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                TABLE OF CONTENTS


                                                                              Page

PURPOSE OF THIS PROSPECTUS..................................................... 2

THE SELLING STOCKHOLDERS....................................................... 2

USE OF PROCEEDS................................................................ 3

PLAN OF DISTRIBUTION........................................................... 3

LEGAL OPINION.................................................................. 3

EXPERTS  ...................................................................... 3

WHERE YOU CAN FIND MORE INFORMATION ABOUT SOUTHTRUST........................... 3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................. 4

                                   PROSPECTUS

                             ----------------------


                             SOUTHTRUST CORPORATION

                             ----------------------


                         800,000 SHARES OF COMMON STOCK
                            PAR VALUE $2.50 PER SHARE

                     --------------------------------------


                  The shares of common stock of SouthTrust Corporation offered for sale under this prospectus are being sold by several of its stockholders, the selling stockholders. SouthTrust Corporation will not receive any part of the proceeds of the sale.

                     --------------------------------------


                  Shares of common stock of SouthTrust Corporation are quoted on and traded through the facilities of the Nasdaq National Market System under the symbol "SOTR".

                     --------------------------------------


                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     --------------------------------------


             The date of this Prospectus is {_______________}, 1998.

                     --------------------------------------


                     Principal Executive Offices Located at:

                              420 North 20th Street
                            Birmingham, Alabama 35203
                           (Telephone: (205) 254-5000)

                           PURPOSE OF THIS PROSPECTUS


                  The purpose of this prospectus is to register shares of common stock of SouthTrust Corporation beneficially owned by the selling stockholders to enable the selling stockholders to resell their shares.

                  Pursuant to an Agreement and Plan of Merger, dated July 14, 1998, as amended, among, SecurityBank Texas, and SouthTrust Corporation and certain of its affiliates, SecurityBank Texas was merged with and into SouthTrust Bank, N.A., an affiliate and subsidiary of SouthTrust Corporation. The shareholders of SecurityBank Texas received, in exchange for their shares of common stock of SecurityBank Texas, the shares of common stock of SouthTrust Corporation being offered by this prospectus.

                  Under the Agreement and Plan of Merger, we agreed to register the shares of common stock of SouthTrust Corporation issued to the shareholders of SecurityBank Texas in connection with the merger and to use our best efforts to keep the registration statement effective for a period of two years thereafter to permit any potential resale of the shares of common stock of SouthTrust Corporation by the shareholders of SecurityBank Texas to occur.


                            THE SELLING STOCKHOLDERS

                  The following list of selling stockholders includes the stockholders of SecurityBank who received shares of common stock of SouthTrust Corporation as a result of the merger of SecurityBank Texas with and into SouthTrust Bank, N.A. and other stockholders who are expected to receive such shares from the shareholders of SecurityBank directly pursuant to agreements between the shareholders of SecurityBank and such selling stockholder and indirectly pursuant to the assignment to such selling stockholder of the right to receive such shares.

                  The shares of common stock of SouthTrust Corporation listed below represent all of the shares that each selling stockholder currently owns, or which each selling stockholder may own upon the transfer of shares of common stock of SouthTrust Corporation to such selling stockholder from the shareholders of SecurityBank.


                                           Number of Shares            Number of            Number of Shares
                                          Beneficially Owned            Shares             Beneficially Owned
        Selling Stockholder              Prior to the Offering       Being Offered         After the Offering
E. L. Atkins                                    74,564                  74,564                    -0-(1)

Gayle Gourley Trust                            272,000                 272,000                    -0-(1)

W.J. Gourley, III Trust                        208,000                 208,000                    -0-(1)

Frances Gourley Lott Trust                      56,000                  56,000                    -0-(1)

Gary G. Johnson                                  9,000                   9,000                    -0-(1)

Mary Theresa Lott Trust                        264,000                 264,000                    -0-(1)

--------
(1) Assumes that each selling stockholder will sell or transfer all of the shares of common stock of SouthTrust Corporation beneficially owned by such selling stockholder.

                  None of the selling stockholders have acquired one percent or more of the total number of shares of common stock of SouthTrust Corporation which are outstanding. Certain of the selling stockholders, their associates and affiliates may from time to time be customers of, engage in transactions with, or perform services for, SouthTrust Corporation, its affiliated banks and other subsidiaries of SouthTrust Corporation in the ordinary course of business.


                                 USE OF PROCEEDS

                  All net proceeds from the sale of these shares will go to the selling stockholders who are offering and selling their shares of common stock of SouthTrust Corporation. Accordingly, SouthTrust Corporation will not receive any proceeds from the sale of these shares.


                              PLAN OF DISTRIBUTION

                  The sale of the shares offered hereby by the selling stockholders may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                  SouthTrust Corporation is paying all of the expenses of registering the shares offered hereby under the Securities Act of 1933 (other than selling discounts, commissions, fees and expenses of counsel and other advisors to the selling stockholders), including filing, printing, legal, accounting and miscellaneous expenses in connection with this offering.


                                  LEGAL OPINION

                  The legality of the securities offered hereby has been passed upon by Bradley Arant Rose & White LLP, Birmingham, Alabama, counsel for SouthTrust Corporation. As of June 30, 1998, partners and associates of the firm of Bradley Arant Rose & White LLP beneficially owned approximately 3,053,000 shares of common stock of SouthTrust Corporation.


                                     EXPERTS

                  The consolidated financial statements of SouthTrust Corporation and its subsidiaries incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and have been incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

              WHERE YOU CAN FIND MORE INFORMATION ABOUT SOUTHTRUST

                  We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference room in Washington, D.C. located at Room 1024, Judiciary Plaza, 450 Fifth Street

N.W., Washington, D.C. 20549 and at the public reference rooms located at the regional offices of the Commission located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2515 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms. Our filings made with the Securities and Exchange Commission are also available to the public at our website at http://www.southtrust.com or at the Securities and Exchange Commission's website at http://www.sec.gov.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                  The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholders sell all of the shares of SouthTrust Corporation to which this prospectus relates. This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission on November 20, 1998. (Registration No.__________).

- Annual Report of SouthTrust Corporation on Form 10-K for the year ended December 31, 1997

- Quarterly Reports of SouthTrust Corporation on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998

- The description of the common stock of SouthTrust Corporation set forth in the registration statement of SouthTrust Corporation on Form S-4 (Registration No. 333-63405) under the caption, "Description of SouthTrust Capital Stock-- Description of SouthTrust Common Stock", filed on September 15, 1998


                  We will provide a copy of each of the filings listed above, at no cost, to each person, including beneficial owners, who receive a copy of this prospectus. Please write or telephone us at the following address to obtain your copies:

                           Alton E. Yother
                           SouthTrust Corporation
                           420 North 20th Street
                           Birmingham, Alabama 35203
                           (Telephone Number: (205) 254-5000)

                  You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

                             SOUTHTRUST CORPORATION





                            ------------------------

                         800,000 SHARES OF COMMON STOCK

                            PAR VALUE $2.50 PER SHARE

                             -----------------------



                                   PROSPECTUS

                             -----------------------


                          DATED (_______________),1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  Other expenses of issuance and distribution of the securities being offered hereby are estimated as follows:

                   Securities and Exchange Commission registration fee                          $ 8,263.61
                  *Legal fees and expenses                                                        5,000.00
                  *Accounting fees and expenses                                                   5,000.00
                  *Blue Sky fees and expenses                                                       500.00
                  *Printing and engraving expenses                                                  100.00
                  *Miscellaneous expenses                                                           500.00
                                                                                                 ---------

                  Total                                                                         $19,363.61




----------------------
*Estimated


ITEM 15.          INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  The Restated Certificate of Incorporation and the Bylaws of SouthTrust provide that SouthTrust shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of the State of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of SouthTrust, against expenses (including attorney's fees), judgments, fines, and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of SouthTrust. In the case of a derivative action on behalf of SouthTrust, SouthTrust shall indemnify such persons only against expenses and then only if he is not or has not been adjudged to be liable for negligence or misconduct. SouthTrust also maintains insurance coverage relating to certain liabilities of officers and directors.


ITEM 16.          EXHIBITS

                  2(a) Agreement and Plan of Merger, dated as of July 14, 1998, by and between SecurityBank Texas and SouthTrust Bank of Texas, joined in by SouthTrust of Alabama, Inc. and SouthTrust Corporation.

                  2(b) Amendment No. 1 to Agreement and Plan of Merger, dated as of August 28, 1998, by and among SecurityBank Texas, SouthTrust Bank of Texas, SouthTrust Bank, N.A., SouthTrust of Alabama, Inc. and SouthTrust Corporation.

                  2(c) Amendment No. 2 to Agreement and Plan of Merger, dated October 21, 1998, by and among SecurityBank Texas, SouthTrust Bank, N.A., SouthTrust of Alabama, Inc. and SouthTrust Corporation.

                  *3(a) Composite Restated Bylaws of SouthTrust Corporation, which was filed as Exhibit 4(e) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).

                  *3(b) Composite Restated Certificate of Incorporation of SouthTrust Corporation, which was filed as Exhibit 4(f) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 333-03547).

                  *4(a) Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

                  *4(b) Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

                  *4(c) Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form S-3 (Reg. No. 33-13637).

                  *4(d) Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-44857).

                  *4(e) Composite Restated Bylaws of SouthTrust Corporation, which were filed as Exhibit 4(e) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No.
                           33-61557).

                  *4(f) Composite Restated Certificate of Incorporation of SouthTrust Corporation, which was filed as Exhibit 4(f) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).

                  5        Opinion of Bradley Arant Rose & White LLP.

                  23(a) Consent of Bradley Arant Rose & White LLP (included in Exhibit 5).

                  23(b)    Consent of Arthur Andersen LLP.

                  24       Powers of Attorney.

-----------------------------

*        Incorporated herein by reference.


ITEM 17.          UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any prospectus required
                                            by Section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    To reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of this registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent
                                            a fundamental change in the
                                            information set forth in this
                                            registration statement;

                                    (iii)   To include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in this registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of November
20, 1998.

                                              SOUTHTRUST CORPORATION


                                By:         /s/ WALLACE D. MALONE, JR.
                                   ------------------------------------------
                                               Wallace D. Malone, Jr.
                                                Chairman of the Board


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

     /s/ WALLACE D. MALONE, JR.                        Chairman, Chief                            November 20, 1998
------------------------------------       Executive Officer, President, Director
       Wallace D. Malone, Jr.                  (Principal Executive Officer)


         /s/ ALTON E. YOTHER                      Secretary, Treasurer and                        November 20, 1998
------------------------------------          Controller (Principal Accounting
           Alton E. Yother                         and Financial Officer)



        /s/ JULIAN W. BANTON                              Director                                November 20, 1998
------------------------------------                    (Chairman and
          Julian W. Banton                       Chief Executive Officer of
                                                   SouthTrust Bank, N.A.)


                  *
------------------------------------                      Director
          H. Allen Franklin

                  *
------------------------------------                      Director
            Van L. Richey


                  *
------------------------------------                      Director
          William C. Hulsey

                  *
------------------------------------                      Director
          John M. Bradford

                  *
------------------------------------                      Director
     Wm. Kendrick Upchurch, Jr.



------------------------------------                      Director
        Allen J. Keesler, Jr.

                  *
------------------------------------                      Director
          F. Crowder Falls



------------------------------------                      Director
           Carl F. Bailey


                  *
------------------------------------                      Director
           Rex J. Lysinger



*By: /s/ WILLIAM L. PRATER                                                               November 20, 1998
     -------------------------------
          William L. Prater
          Attorney-in-Fact

                                INDEX TO EXHIBITS


           2(a) Agreement and Plan of Merger, dated as of July 14, 1998, by and between SecurityBank Texas and SouthTrust Bank of Texas, joined in by SouthTrust of Alabama, Inc. and SouthTrust Corporation.

           2(b) Amendment No. 1 to Agreement and Plan of Merger, dated as of August 28, 1998, by and among SecurityBank Texas, SouthTrust Bank of Texas, SouthTrust Bank, N.A., SouthTrust of Alabama, Inc. and SouthTrust Corporation.

           2(c) Amendment No. 2 to Agreement and Plan of Merger, dated October 21, 1998, by and among SecurityBank Texas, SouthTrust Bank, N.A., SouthTrust of Alabama, Inc. and SouthTrust Corporation.

           *3(a) Composite Restated Bylaws of SouthTrust Corporation, which was filed as Exhibit 4(e) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No.
                    33-61557).

           *3(b) Composite Restated Certificate of Incorporation of SouthTrust Corporation, which was filed as Exhibit 4(f) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 333-03547).

           *4(a) Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

           *4(b) Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

           *4(c) Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form S-3 (Reg. No. 33-13637).

           *4(d) Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-44857).

           *4(e) Composite Restated Bylaws of SouthTrust Corporation, which were filed as Exhibit 4(e) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No.
                    33-61557).

           *4(f) Composite Restated Certificate of Incorporation of SouthTrust Corporation, which was filed as Exhibit 4(f) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).

           5 Opinion of Bradley Arant Rose & White LLP as to the legality of securities being registered.

           23(a)    Consent of Bradley Arant Rose & White LLP (included in
                    Exhibit 5).

           23(b)    Consent of Arthur Andersen LLP.

           24       Powers of Attorney.